UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Material
☐	Soliciting Material under Rule 14a-12

BOOKS-A-MILLION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following presentation was made to certain Books-A-Million, Inc. employees on November 3, 2015.

Books-A-Million Employee Shareholder Presentation

Agenda Summary The Merger Public vs. Private Company Governance Strategic Rationale Impact of Being a Public Company FAQ’s

Summary The go-private merger will directly affect shareholders of the company, and all shareholders are being asked to consider and vote upon the go-private merger. The $3.25/share offer is a 93% premium to the price prior to the public announcement of the offer on January 29, 2015 and a 23% premium to the price prior to signing the merger agreement. The company’s size and market capitalization hinders its ability to maximize value for shareholders The company expends a great deal of resources (up to $0.9M per year) as a public company and receives little value for these expenditures The company has limited institutional ownership and no analyst coverage

Summary The special shareholder meeting is scheduled for December 8, 2015 at West Park at 9:00 AM. Shortly thereafter, the merger will be finalized if sufficient shares are voted in favor of the merger. If you have additional questions contact the proxy solicitor: Okapi Partners, LLC (855) 305-0855

Merger Transaction Summary The Purchaser Group, led by Clyde Anderson, Books-A-Million Executive Chairman, and including other members of the Anderson Family as well as senior management, has agreed to purchase all outstanding shares (not owned by the Purchaser Group) for $3.25/share. The $3.25 purchase price was negotiated by the special committee comprised of two independent members of the Board of Directors and the Merger Agreement was approved by the Board of Directors in July 2015. The $3.25/share price represents a 93% increase above the stock price prior to the public announcement of the offer on January 29, 2015, an 18% increase above the initial offer of $2.75/share, and a 23% premium above the price prior to the merger agreement. In negotiating the terms of the agreement, the special committee was advised by Houlihan Lokey, an independent investment banking firm, who determined a valuation range of $1.67 to $4.21/share based on multiple valuation approaches. The closing of the merger transaction is subject to approval from a “majority of the minority”, meaning the majority of shareholders excluding members of the Purchaser Group. This vote will be tabulated and reported at or immediately following the December 8th special meeting of shareholders.

What is Being Voted on ..... Adoption of the Merger Agreement; A non-binding advisory proposal; and A proposal to adjourn the meeting if needed to solicit additional proxies. Note: See the Company’s Proxy filing as www.sec.gov for more information on the proposal, merger agreement and items for shareholder consideration at the special meeting.

Public vs. Private Governance - Public Company - Shares are purchased or sold on a public exchange (Nasdaq). The company is subject to SEC/Nasdaq reporting and corporate governance requirements. Has access to public debt and equity markets. - Private Company - Shares are not freely tradable on the public markets, and there are restrictions on the transfer of shares. Not subject to certain NASDAQ and SEC rules governing reporting, disclosure and governance. Rely on private funding ,such as banks or private investors. Ownership Structure Governance and Reporting Requirements Financing

Strategic Rationale The Anderson Family has controlled BAMM for almost 100 years and wants to do what is best for BAMM while being fair to public shareholders. There are risks and uncertainties associated with the near-term prospects of BAMM in light of the ongoing decline and continuing challenges facing the retail book-selling business. Transaction transfers all the business risk to the Purchaser Group. Transaction gives shareholders certainty of cash at significant premium while eliminating their exposure to risks and uncertainties related to ownership of BAMM stock. As a private company, BAMM will have greater operating flexibility, and management can more effectively concentrate on long-term growth and reduce focus on quarter-to-quarter performance often emphasized by the public markets.

Books-A-Million Historical Stock Price .... Borders files for bankruptcy Borders conversion store openings $3.05 Private offer announced $3.05 Private offer rescinded Share repurchase program initiated Real Estate Segment reporting $2.75 Merger Proposal $3.25 Merger Agreement ... has primarily been driven by factors other than company fundamentals

The Company Incurs High Costs But Lacks Public Company Characteristics to Make the Investment Worthwhile - Annual Incurred Costs - - Stock Characteristics - Quarterly/Annual SEC Reporting Requirements: Up to 2-3 weeks per quarter of executive management time More auditor risk and scrutiny driving up audit costs Low Market Capitalization: $30 M to $50M Minimal Market Float: 10,000 average shares trade per day Limited Institutional Ownership No Analyst Coverage Stock Price Movement Detached From Company Fundamentals Limited Need for Access to Public Equity/Debt Markets to Fund Business Operations

Frequently Asked Questions .... How do I vote my shares? Voting instructions are contained in your proxy mailing. Proxy can be voted by telephone, online or via mail. What if I don’t vote my shares? A non-vote is considered a “NO” vote. Therefore, I urge all shareholders to vote their proxy so that you have a voice in this transaction. Because of the Majority-of-the-Minority vote requirement, we need a high percentage of unaffiliated shareholders to vote in favor of the merger in order to permit it to proceed. If I have unvested restricted stock and shares I own outright will I just need to vote once for all shares? No, you will need to vote your shares for both restricted stock and shares owned outright because they are held by two separate custodians. Do I need to vote if the only shares I own are in my 401K? Yes, you will need to vote a proxy for shares held in the 401K. If I hold my shares in street name does my broker vote for me? If shares are held in street name there will be specific instructions in your Proxy. Failure to follow these instructions will result in a non-vote for those shares. Contact Okapi (proxy solicitor) if you have further questions. How many votes are needed for the proposal to be approved? We estimate that, in addition to the shares owned by the Purchaser Group, approximately 2.8M shares will be needed to vote in favor of the proposal.

Frequently Asked Questions .... Why is the shareholder vote needed if the Board approved the purchase? Delaware Law and the company’s bylaws require shareholder approval to authorize a “change of control” transaction. Where can I get additional information on the merger agreement or the company valuation? Additional information is included as appendices to the company’s proxy filing and a related filing by the Company and the Purchaser Group. These can be found at www. sec.gov; stock ticker BAMM. What happens to my BAMM stock after the proposal is approved? If the proposal is approved, you will receive cash compensation of $3.25 for each of the shares you hold. If you hold restricted stock, you will need to address any income tax issues as part of this transaction, and you will receive further information from the Finance department in this regard. Who is in the Purchaser Group? The Purchaser Group is comprised of the Anderson Family and the executive officers of the company (Terry Finley, Todd Noden and Jay Turner). Will the company be run differently if it goes private? At this point, the only anticipated difference will be with respect to the company’s reporting and public company compliance activities.

Frequently Asked Questions .... What happens if the merger is not consummated? Shareholders will not receive any payment for their shares. Instead, BAMM will remain a public company and BAMM stock will continue to be listed and traded on the NASDAQ. Certain expenses may be payable by or to BAMM if the merger agreement is terminated, depending on the circumstances . Please review the proxy materials for specific details. What if I sell my shares before the merger? You will not be eligible to receive the merger consideration of $3.25 per share because you will no longer own your stock. If you owned your stock on the record date of October 20, 2015, please vote that stock even if you sell the shares thereafter, as you are still entitled to vote your stock and your vote is important. Who can I contact if I have additional questions? If you have additional questions you can contact the proxy solicitor: Okapi Partners, LLC (855) 305-0855.

Important Information For Investors and Shareholders This presentation does not constitute a solicitation of any vote or approval. The proposed transaction has been submitted to the Company’s stockholders for their consideration. In connection with the transaction, the Company has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement that was mailed to its stockholders. This presentation is not a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company (when available) through the web site maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.booksamillioninc.com. The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s executive officers and directors in the Company’s annual report on Form 10-K for the year ended January 31, 2014 and its definitive proxy statement filed with the SEC on May 1, 2015. Additional information regarding the interests of such potential participants are also included in the Company’s proxy statement filed with the SEC on October 23, 2015. You may obtain free copies of these documents using the sources indicated above.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This document, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Specifically, forward-looking statements may include statements relating to: our future financial performance; changes in the markets in which we compete; our expansion plans and opportunities; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “may”, “will” or similar expressions (including the negative thereof). These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against the Company or others relating to the merger agreement; the inability to complete the merger because of the failure to obtain Company stockholder approval or majority of the minority approval for the merger, failure of the Company to draw funds from the Company’s existing credit facility required to fund the merger consideration or the failure to satisfy other conditions to consummation of the merger; the failure of the merger to close for any reason; the risk that the pendency of the merger disrupts current plans and operations and potential difficulties in employee retention as a result of the pendency of the merger; the effect of the announcement of the merger on the Company’s business relationships, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the merger. There is no assurance that our expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated, or projected. Such risks and uncertainties also include those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended January 31, 2015, and our other filings. Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time. Our forward-looking statements are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or the receipt of new information. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.